Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-258057 on Form S-8 of our report dated March 24, 2022, relating to the consolidated financial statements of Imago BioSciences, Inc. appearing on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Francisco, California

March 24, 2022